   As filed with the Securities and Exchange Commission on November 15, 2000
                                             Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             NETWORK ENGINES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                    04-3064173
    (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                    Identification Number)

25 Dan Road, Canton, Massachusetts                          02021-2817
(Address of Principal Executive Offices)                    (Zip Code)

                     1999 STOCK INCENTIVE PLAN, AS AMENDED
                           (Full Title of the Plan)

                             Lawrence A. Genovesi
                             Network Engines, Inc.
                                  25 Dan Road
                       Canton, Massachusetts 02021-2817
                    (Name and Address of Agent for Service)

                                (781) 821-6042
         (Telephone Number, Including Area Code, of Agent for Service)

===============================================================================================
                                      Proposed maximum    Proposed maximum       Amount of
Title of securities   Amount to be     offering price    aggregate offering     registration
to be registered      Registered(1)     per share(2)           price               fee
-----------------------------------------------------------------------------------------------
Common Stock
 $.01 par value          1,710,929        $15.125           $25,877,801.13         $6,831.74
===============================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 10, 2000.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Registrant's 1999 Stock Incentive Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

There are incorporated herein by reference (i) the Registration Statement on Form S-8, File No. 333-41374, filed by the Registrant on July 13, 2000, relating to the Registrant's 1999 Stock Incentive Plan, as amended, 2000 Employee Stock Purchase Plan and 2000 Director Stock Option Plan, (ii) the prospectus filed pursuant to Rule 424(b) of the Securities Act relating to the Registration Statement on Form S-1 (Registration No. 333-34286) (the "Form S-1") of Network Engines, Inc. (the "Registrant"), containing audited financial statements for the Registrant's latest fiscal year for which such statements have been filed by the Registrant with the Securities and Exchange Commission, (iii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (ii) above and (iv) the description of the common stock, par value $0.01 per share, of the Registrant contained in the Registrant's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canton, Massachusetts on November 15, 2000.

                                        NETWORK ENGINES, INC.

                                        By: /s/ Lawrence A. Genovesi
                                            ------------------------
                                        Lawrence A. Genovesi
                                        Chairman of the Board, President,
                                        Chief Executive Officer and Chief
                                        Technology Officer


                       POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Network Engines, Inc., hereby severally constitute and appoint Lawrence A. Genovesi, Douglas G. Bryant and Philip P. Rossetti and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Network Engines Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                  Title                          Date
       /s/ Lawrence A. Genovesi
--------------------------------------
          Lawrence A. Genovesi             Chairman of the Board, President,      November 15, 2000
                                           Chief Executive Officer and Chief
                                           Technology Officer

       /s/ Douglas G. Bryant
--------------------------------------
          Douglas G. Bryant                Vice President of Administration,      November 15, 2000
                                           Chief Financial Officer,
                                           Treasurer and Secretary
                                           (Principal Financial and
                                           Accounting Officer)

       /s/ John A. Blaeser
--------------------------------------
          John A. Blaeser                  Director                               November 9, 2000

       /s/ Lawrence Kernan
--------------------------------------
          Lawrence Kernan                  Director                               November 10, 2000

       /s/ Dennis A. Kirshy
--------------------------------------
          Dennis A. Kirshy                 Director                               November 14, 2000

       /s/ Frank M. Polestra
--------------------------------------
          Frank M. Polestra                Director                               November 15, 2000

       /s/ Michael H. Shanahan
--------------------------------------
          Michael H. Shanahan              Director                               November 15, 2000

       /s/ Robert M. Wadsworth
--------------------------------------
          Robert M. Wadsworth              Director                               November 15, 2000

                                 EXHIBIT INDEX

Exhibit
Number                   Description
------                   -----------

  5         Opinion of Hale and Dorr LLP

 23.1       Consent of Hale and Dorr LLP (included in Exhibit 5)

 23.2       Consent of PricewaterhouseCoopers LLP, independent accountants

 24 Power of Attorney (included in the signature pages of this Registration Statement)